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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-51921 of Specialty Catalog Corp. on Form S-3 of our report dated March 15, 2001, appearing in this Annual Report on Form 10-K/A of Specialty Catalog Corp. for the year ended December 30, 2000.

/s/  Deloitte & Touche LLP

Boston, Massachusetts
April 27, 2001